UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 1, 2013
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PUBLIX SUPER MARKETS, INC.
(Exact name of Registrant as specified in its charter)
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Florida	0-00981	59-0324412
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Publix Corporate Parkway
Lakeland, Florida		33811
(Address of principal executive offices)		(Zip Code)

(863) 688-1188
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition

On May 1, 2013, Publix Super Markets, Inc. issued a press release to report its first quarter results for 2013 and stock price effective May 1, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing information, including Exhibit 99.1, is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.     Financial Statements and Exhibits

(d).     Exhibits

99.1.     Press Release dated May 1, 2013

Page 2 of 4 pages

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PUBLIX SUPER MARKETS, INC.

Dated: May 2, 2013	By:	/s/ David P. Phillips
David P. Phillips, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Page 3 of 4 pages

Exhibit Index

Exhibit 99.1. Press Release dated May 1, 2013

Page 4 of 4 pages

Exhibit 99.1
Contact: Dwaine Stevens
(904) 693-6107

Publix Reports First Quarter 2013 Results and Stock Price

LAKELAND, Fla., May 1, 2013 - Publix's sales for the first quarter of 2013 were $7.5 billion, a 6.1 percent increase from last year's $7.1 billion. The Easter holiday in the first quarter of 2013, which was in the second quarter of 2012, increased sales by approximately 1.3 percent. Comparable-store sales for the first quarter of 2013 increased 3.9 percent.

Net earnings for the first quarter of 2013 were $471.3 million, compared to $409.4 million in 2012, an increase of 15.1 percent. Earnings per share for the first quarter increased to $0.61 for 2013, up from $0.52 per share in 2012. Net earnings and earnings per share benefited from the early Easter holiday in the first quarter of 2013.

These amounts are based on unaudited reports that will be filed next week with the U.S. Securities and Exchange Commission (SEC). The company's quarterly report to the SEC, Form 10-Q, will be available May 9 on its website at www.publix.com/stock.

Effective May 1, 2013, Publix's stock price increased from $23.20 per share to $26.90 per share. Publix stock is not publicly traded and is made available for sale only to current Publix associates and members of its board of directors.

“I'm very pleased that our strong operating performance and improvements in the stock market resulted in a significant increase in our stock price,” said Publix CEO Ed Crenshaw. “I want to thank our associates - the owners of Publix - for continuing to make us a leader in our industry.”

Publix is privately owned and operated by its 158,000 employees, with 2012 sales of $27.5 billion. Currently Publix has 1,069 stores in Florida, Georgia, South Carolina, Alabama and Tennessee. The company has been named one of FORTUNE's “100 Best Companies to Work For in America” for 16 consecutive years. In addition, Publix's dedication to superior quality and customer service is recognized as tops in the grocery business, most recently by an American Customer Satisfaction Index survey. For more information, visit the company's website, www.publix.com. ###